UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2012 (July 3, 2012)

DELTA PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-16203	84-1060803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

370 17th Street

Suite 4300

Denver, Colorado 80202

Registrant’s telephone number, including area code: (303) 293-9133

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 3, 2012, Delta Petroleum Corporation (the “Company”) entered into a Forbearance Agreement relating to its first lien superpriority priming multi-draw term loan credit facility entered into in December 2011 and subsequently amended (the “DIP Credit Facility”). The DIP Credit Facility matured pursuant to its terms on June 30, 2012 and the outstanding commitments of the lenders under the facility (the “DIP Lenders”) terminated on the same date. However, pursuant to the Forbearance Agreement, the DIP Lenders agreed, subject to the satisfaction of certain conditions, and provided there are no additional defaults, to forbear from exercising their rights and remedies under the DIP Credit Facility until July 16, 2012 or such later date as may be agreed upon between the DIP Lenders and the Company. In addition, the Forbearance Agreement provides that further advances may be made to the Company by any of the DIP Lenders in the lender’s sole discretion. Any such advances would be made pursuant to the DIP Credit Facility as modified by the Forbearance Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2012

Delta Petroleum Corporation

By:	/s/ Kevin K. Nanke
Kevin K. Nanke
Chief Financial Officer